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                                                                   Exhibit 10.37
                                                                   -------------

                                 THIRD AMENDMENT
                                       TO
                            INDIVIDUAL LOAN AGREEMENT

         THIS THIRD AMENDMENT TO INDIVIDUAL LOAN AGREEMENT (the "Third Amendment") is entered into effective as of June 21, 2001 by and between PERRY
A. SOOK, an individual ("Borrower") and BANK OF AMERICA, N.A., a national banking association, successor to Bank of America National Trust and Savings Association ("Bank").

                                   WITNESSETH:

         WHEREAS, Bank, and Borrower heretofore entered into that certain Individual Loan Agreement, dated as of January 5, 1998 which was subsequently modified by those certain Amendments to Individual Loan Agreement dated January 12, 1998 and August 12, 1998 (as amended, the "Individual Loan Agreement") pursuant to which Bank agreed to make loans to Borrower from time to time subject to and upon terms, covenants and conditions contained therein;

         WHEREAS, Bank, and Borrower now desire to amend the Individual Loan Agreement in certain particulars.

         NOW THEREFORE, in consideration of these premises, the promises, mutual covenants and agreements contained in this Third Amendment, and fully intending to be legally bound by this Third Amendment, Bank, and Borrower hereby agree as follows:

         1.       Definitions.

                  Unless otherwise specifically defined herein, all defined terms used in this Third Amendment shall have their respective meanings set forth in the Individual Loan Agreement.

         2.       Amendments.

                  (1) Section 1.1 Line of Credit Amount subsection (a) of the Individual Loan Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

                           "(a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is Three Million Dollars ($3,000,000)."


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                  (2)      Section 1.2 Availability Period of the Individual
                           Loan Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

                           "1.2 Availability Period. The line of credit is available between the date of this Agreement and December 31, 2004 (the "Expiration Date") unless the Borrower is in default."

                  (3) Article 8 Default of the Individual Loan Agreement is hereby amended by adding the following Section 8.14:

                           "8.14 Default Under Guarantor Facility. A default occurs under the terms of that certain Amended and Restated Credit Agreement dated as of June 14, 2001 by and between Nexstar Finance LLC, Nexstar Broadcasting Group, LLC, certain of its subsidiaries from time to time parties thereto, Bank of America, N.A., as administrative agent and lender, and certain other agents and lenders.

                  (4) Section 5.1 Guaranties of the Individual Loan Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

                  "5.1 Guaranties. Limited guaranties signed by Nexstar Finance LLC; Nexstar Finance Inc.; Nexstar Broadcasting of Northeastern Pennsylvania, LLC; Nexstar Broadcasting of Joplin, LLC; Nexstar Broadcasting of Erie, LLC; Nexstar Broadcasting of Beaumont/Port Arthur, LLC; Nexstar Broadcasting of Wichita Falls, LLC; Nexstar Broadcasting of Rochester, LLC; Nexstar Broadcasting of Abilene, LLC; Nexstar Broadcasting of the Midwest, Inc.; Nexstar Broadcasting of Champaign, LLC; Nexstar Broadcasting of Midland-Odessa, LLC; Nexstar Broadcasting of Louisiana, LLC; Nexstar Broadcasting Group, Inc.; Entertainment Realty Corporation; Nexstar Broadcasting of Peoria, LLC."

         3.       Representations and Warranties.

                  By the execution of this Third Amendment, Borrower hereby represents and warrants that (i) the representations and warranties stated in the Individual Loan Agreement are true and correct as of the date hereof; and (ii) no event which with the lapse of time or notice or both could become an event of default, has occurred as of the date hereof.

         4.       Effectiveness; Security.

                  a. Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and provisions of the Individual Loan



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                           Agreement shall remain unmodified, and the Individual
                           Loan Agreement, as amended and supplemented by this Third Amendment, is confirmed as being in full force and effect.

                  b. All references to the Individual Loan Agreement herein or in any other document or instrument between Borrower and Bank shall hereafter be construed to be references to the Individual Loan Agreement as modified by this Third Amendment.

                  c. All collateral securing the obligations of the Borrower under the Individual Loan Agreement shall continue to secure such obligations with no impairment thereto.

         5.       Counterparts.

                  This Third Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Third Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

         6.       Governing Law.

                  This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of New York law shall not be deemed to deprive Bank of such rights and remedies as may be available under Federal law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         7.       Notice of Final Agreement.

                  THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

           IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date and year first above written.

                                BORROWER:


                                /s/ Perry A. Sook
                                ------------------------
                                Perry A. Sook

                                BANK:

                                Bank of America, N.A.



                                By: /s/ Linda Zambelli
                                    ------------------------
                                Name: Linda Zambelli
                                Title: Senior Vice President


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